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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Zona, Michael J. O'Rourke and David J. Parrin, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 relating to the sale by the selling stockholders named therein of the shares of Common Stock of First Bank System, Inc. (the "Company") issued in connection with the merger of Southwest Holdings, Inc. into the Company, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name                                Title              Date
- ----                                -----              ----


/s/ Roger L. Hale                   Director           August 18, 1995
- -----------------------------
Roger L. Hale


/s/ Delbert W. Johnson              Director           August 18, 1995
- -----------------------------
Delbert W. Johnson


/s/ Norman M. Jones                 Director           August 18, 1995
- -----------------------------
Norman M. Jones


/s/ John H. Kareken                 Director           August 18, 1995
- -----------------------------
John H. Kareken


/s/ Richard L. Knowlton             Director           August 18, 1995
- -----------------------------
Richard L. Knowlton


                                    Director
- -----------------------------
Jerry W. Levin


/s/ Kenneth A. Macke                Director           August 18, 1995
- -----------------------------
Kenneth A. Macke


                                    Director
- -----------------------------
Marilyn C. Nelson


/s/ Edward J. Phillips              Director           August 18, 1995
- -----------------------------
Edward J. Phillips


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/s/ James J. Renier                 Director           August 18, 1995
- -----------------------------
James J. Renier


/s/ S. Walter Richey                Director           August 18, 1995
- -----------------------------
S. Walter Richey


/s/ Richard L. Robinson             Director           August 18, 1995
- -----------------------------
Richard L. Robinson


/s/ Richard L. Schall               Director           August 18, 1995
- -----------------------------
Richard L. Schall


/s/ Lyle E. Schroeder               Director           August 18, 1995
- -----------------------------
Lyle E. Schroeder

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